UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2004

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue Pomona, CA (Address of principal executive offices)		91766 (Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable (Former name or former address, if changed since last report)

Items 5.	Other Events and Regulation FD Disclosure

PFF Bancorp today announced that its Audit Committee determined that the effective income tax rate applied to its pre-tax earnings for fiscal 2004 should be revised from 42% to 44%. A copy of the press release dated June 9, 2004, describing the revision of the effective tax rate is attached as Exhibit 99.1.

Item 7.		Financial Statements and Exhibits

The following exhibit is filed with this report:

	Exhibit No	Description
	99.1	Press release dated June 9, 2004, of PFF Bancorp, Inc.

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated June 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President and Chief Financial Officer
Date: June 10, 2004